Exhibit 10.1

AMENDED AND RESTATED MASTER REAL ESTATE MANAGEMENT AGREEMENT

This AMENDED AND RESTATED Master REAL ESTATE Management Agreement (this “Agreement”), dated as of November 6, 2024, is entered into by and between Inland Real Estate Income Trust, Inc., a Maryland corporation (“the Company”), and Inland Commercial Real Estate Services LLC, a Delaware limited liability company (“the Manager”).

WITNESSETH:

WHEREAS, Inland National Real Estate Services, LLC (“Inland National”) and the Company entered into a Master Real Estate Management Agreement dated as of October 18, 2012 (the “Original Agreement”) pursuant to which the Manager has provided various services to the Company; and

WHEREAS, effective as of January 1, 2016, pursuant to that certain Assignment and Assumption of Master Management Agreement, Inland National assigned to the Manager all of the powers of Inland National, including, without limitation, judicial and non-judicial enforcement of all of the terms of all leases and tenancies of the property managed under the Original Agreement, including, without limitation, evictions, enforcement of lease covenants and recovery of monies from tenants and lease guarantors, and entering into contracts for property operations, repairs, maintenance and insurance as granted to the “Manager” under the Original Agreement;

WHEREAS, the Company’s board of directors is reviewing strategic alternatives and in connection therewith the Company and the Manager are desirous of amending and restating the Original Agreement to, among other things, provide the Company with a right to terminate if the Company closes or completes a “Liquidity Event” as defined herein; and

WHEREAS, the Company desires to continue availing itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager continue to be responsible, subject to the supervision of the Board of Directors (as defined herein), for, among other things, managing or overseeing management of certain Properties (as defined herein); and

WHEREAS, the Manager is willing to continue rendering these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and conditions herein set forth, the parties hereto agree as follows:

1.
Definitions. As used herein, the following capitalized terms shall have the meanings set forth below:
a.
“Affiliate” means, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent

(10.0%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee, general partner or manager of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee, general partner or manager.
b.
“Board of Directors” means the Persons holding the office of director of the Company as of any particular time under the Charter.
c.
“Business Day” means any day other than Saturday, Sunday or any other day on which national banks are required or are authorized to be closed in Chicago, Illinois.
d.
“Charter” means the articles of incorporation of the Company, as amended or restated from time to time.
e.
“Equity Stock” means all classes or series of capital stock of the Company authorized under the Charter, including, without limit, its common stock, $.001 par value per share, and preferred stock, $.001 par value per share.
f.
“Indemnitee” has the meaning ascribed to that term in Section 5(a) hereof.
g.
“Initial Term” has the meaning ascribed to that term in Section 4(a) hereof.
h.
“Liquidity Event” has the meaning ascribed to the same term in the Fourth Amended and Restated Business Management Agreement dated as of January 19, 2024 by and between the Company and IREIT Business Manager & Advisor, Inc. as the same may be amended from time to time.
i.
“Management Agreement” has the meaning ascribed to that term in Section 3 hereof.
j.
“Notice” has the meaning ascribed to that term in Section 7 hereof.
k.
“Person” means any individual, corporation, business trust, estate, trust, partnership, limited liability company, association, two or more Persons having a joint or common interest or any other legal or commercial entity.
l.
“Property” or “Properties” means interests in (1) Real Property, (2) long-term ground leases or (3) any buildings, structures, improvements, furnishings, fixtures and equipment, whether or not located on the Real Property, in each case owned or to be owned by the Company either directly or indirectly through one or more Affiliates, joint ventures, partnerships or other legal entities.
m.
“Real Property” means land, rights or interests in land (including, but not limited to, leasehold interests), and any buildings, structures, improvements, furnishings,

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fixtures and equipment located on, or used in connection with, land and rights or interest in land.
n.
“Renewal Term” has the meaning ascribed to that term in Section 4(a) hereof.
o.
“Securities Claims” has the meaning ascribed to that term in Section 5(b) hereof.
p.
“Stockholders” means holders of shares of the Company’s common stock, $.001 par value per share, or any other share of Equity Stock having the right to elect directors of the Company.
2.
Effective Date. Effective as of the date hereof, the Company hereby retains the Manager to manage certain Properties to be acquired by the Company or by various entities owned or controlled by the Company. This Agreement is not an exclusive management agreement and the Manager acknowledges and agrees that the Company may engage other management companies to manage Properties not being managed by the Manager.
3.
Terms and Conditions. With respect to each individual Property subject to this Agreement, the Manager and the Company or any Affiliate thereof holding title to such Property shall enter into a Real Estate Management Agreement in form and substance as attached hereto as Exhibit A (the “Management Agreement”). The initial term of each Management Agreement shall commence on the date of acquisition by the Company or its Affiliate of the Property and shall end December 31 of the year in which the Property was acquired, unless terminated earlier in accordance with this Agreement, with renewal periods as described in the Management Agreement.
4.
Term and Termination.
a.
Term. The initial term of this Agreement began on October 18, 2012 and ended on December 31, 2013 (the “Initial Term”) and, as provided below, unless terminated as provided in Section 4(b) below, the term has, and shall thereafter automatically renew for successive one-year periods (each, a “Renewal Term”), with the one-year renewal period commencing on January 1 of the following calendar year and ending on December 31 of the following calendar year.
b.
Termination. This Agreement may be terminated as follows:
i.
Either party hereto may terminate this Agreement, effective upon the expiration of the current Renewal Term, as applicable, if the terminating party gives written notice of its election to terminate this Agreement to the other party not less than sixty (60) days prior to the expiration of the Initial Term or the current Renewal Term as the case may be. The Manager, between ninety (90) and sixty (60) days prior to the expiration of the current Renewal Term, shall notify the independent directors of the Board of Directors, of the Company’s right to terminate this Agreement, and each Management Agreement with a term that expires concurrent with the expiration of the current Renewal Term, pursuant to this Section 4(b)(i);

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ii.
This Agreement may be terminated by the Company immediately upon written notice of termination from the Company to the Manager if any of the following events occur:
(A)
the Manager violates any provision of this Agreement and fails to cure such violation on or before thirty (30) days after receipt of written notice of such violation from the Company;
(B)
a court of competent jurisdiction enters a decree or order for relief in respect of the Manager in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Manager or for any substantial part of its property or orders the winding up or liquidation of the Manager’s affairs; or
(C)
the Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due;

provided, that the Manager agrees that if any of the events specified in subsections (B) and (C) of this Section 4(b)(ii) occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of any such event

iii.
This Agreement may be terminated by the Company upon completion or closing of a Liquidity Event; provided that the Company shall give the Manager notice of the Company’s intent to terminate pursuant to this (iii) at least thirty (30) days prior to the completion or closing of the Liquidity Event.
c.
Effect of Termination. Upon termination of this Agreement, all individual Management Agreements entered into among the Company or its subsidiaries or Affiliates and the Manager shall automatically terminate. Except as otherwise provided herein or in any Management Agreement, upon termination: (i) the Company shall have no further obligations under the Agreement or under any Management Agreement including the obligation to pay fees to the Manager or to reimburse the Manager for any expenses incurred by the Manager under the Agreement or any Management Agreements except for any fees or expenses that have accrued in accordance with the Agreement or any Management Agreement but are unpaid as of a date that is one business day prior to the date that a Liquidity Event is completed or closed; (ii) except for an obligation on the Manager to cooperate with the Company and take all reasonable steps requested by the Company to assist it in making an orderly transition of the functions performed by the

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Manager, the Manager shall have no further rights or obligations under the Agreement or any Management Agreement

5.
Indemnification.
a.
The Company shall indemnify the Manager and its officers, directors, members, managers, employees and agents (individually an “Indemnitee,” collectively the “Indemnitees”) for any losses, liability or expense incurred by an Indemnitee and arising from this Agreement or any Management Agreement, to the same extent as the Company may indemnify its officers, directors and employees under its Charter and bylaws so long as:
i.
the Board of Directors has determined, in good faith, that the course of conduct that caused the loss, liability or expense was in the best interests of the Company;
ii.
the Indemnitee was acting on behalf of, or performing services on the part of, the Company;
iii.
the liability or loss was not the result of negligence or misconduct on the part of the Indemnitee; and
iv.
any amounts payable to the Indemnitee are paid only out of the Company’s net assets and not from any personal assets of any Stockholder.
b.
The Company shall not indemnify any Person seeking indemnification for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws (“Securities Claims”) unless one or more of the following conditions are met:
i.
there has been a successful adjudication for the Indemnitee on the merits of each count involving alleged material Securities Claims as to such Indemnitee;
ii.
the Securities Claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee; or
iii.
a court of competent jurisdiction approves a settlement of the Securities Claims and finds that indemnification for the costs of settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission and of the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for Securities Claims.

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c.
The Company shall advance amounts to Indemnitees for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:
i.
the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnitee for or on behalf of the Company;
ii.
the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and
iii.
the Indemnitee receiving advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the party is found not to be entitled to indemnification.
6.
Non-Solicitation. During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company shall not, without the Manager’s prior written consent, directly or indirectly: (i) solicit, induce, or encourage any person to leave the employment or other service of the Manager or any of its Affiliates to become employed by the Company or any of its subsidiaries; or (ii) hire or offer to hire, on behalf of the Company or any other Person, firm, corporation or other business organization, any employee of the Manager or any of its Affiliates. Further, with respect to any person who left the employment of the Manager or any of its Affiliates (a) during the term of this Agreement or (b) within six months immediately after the termination of this Agreement, the Company shall not, without the Manager’s prior written consent, directly or indirectly hire or offer to hire on behalf of the Company or any other Person, firm, corporation or other business organization, that person during the six months immediately following his or her cessation of employment.
7.
Notices. All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices” and individually a “Notice”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by telecopy transmission at the other party’s facsimile telephone number set forth below. Notices given by personal delivery (i.e., by the sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by telecopy transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day, otherwise such delivery shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt, or the refusal to accept delivery, by a receptionist or by any Person in the employ of such party, shall be deemed actual receipt by the party of Notices. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

If to the Company, to:	Inland Real Estate Income Trust, Inc.

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2901 Butterfield Road Oak Brook, IL 60523 Attention: Mr. Mark Zalatoris, President Telephone: (630) 218-8000 Facsimile: (630) 368-2218

With a copy to:	IREIT Business Manager & Advisor, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Ms. Cathleen M. Hrtanek Telephone: (630) 218-8000 Facsimile: (630) 218-4955

If to the Manager, to:	Inland Commercial Real Estate Services LLC 2901 Butterfield Road Oak Brook, IL 60523 Attention: Niall J. Byrne Telephone: (630) 218-8000 Facsimile: (630) 368-2218

A party’s address for Notice may be changed from time to time by notice given to the other party in the manner herein provided for giving Notice. Copies of Notices are for informational purposes only, and a failure to give or receive copies of any Notice shall not be deemed a failure to give notice and shall in no way adversely affect the effectiveness of such Notice given to the addressee party.

8.
Miscellaneous.
a.
Nothing contained herein shall be construed as creating any rights in Persons or entities who are not the parties to this Agreement. The Manager and the Company shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of the Manager to the Company under this Agreement is that of an independent contractor.
b.
If any provisions of this Agreement, or the application of any such provisions to parties hereto or any third party beneficiaries of this Agreement, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to conflicts of law principles.

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c.
This Agreement shall be binding upon the successors and assigns of the Manager and the successors and assigns of the Company. This Agreement and each Management Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement and each Management Agreement may be modified solely by a written agreement executed by both parties hereto.
d.
If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party’s court costs and reasonable attorneys’ fees incurred in the enforcement of any provision of this Agreement.
e.
Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.
f.
All exhibits attached to this Agreement are hereby incorporated by reference. In an event of a conflict between the exhibits and the text of this Agreement preceding this Section, the text of this Agreement preceding this Section shall control.

[The Remainder of this Page Intentionally Blank]

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WHEREFORE, the undersigned have executed this Agreement by their duly authorized officers or representatives as of the date first above written.

COMPANY:		MANAGER:

Inland Real Estate Income Trust, Inc.		Inland Commercial Real Estate Services LLC

By:	/s/ Mark Zalatoris	By:	/s/ Niall J. Byrne
Name:	Mark Zalatoris	Name:	Niall J. Byrne
Its:	President	Its:	President

Signature Page — Master Management Agreement

EXHIBIT A

FORM OF MANAGEMENT AGREEMENT

This real estate Management Agreement (this “Agreement”), dated as of [__________] [__], 20[__], is entered into by and between [Single member LLC] (“Owner”), and Inland Commercial Real Estate Services LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, Owner desires to avail itself of the experience, sources of information, advice, assistance and facilities available to the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth; and

WHEREAS, the Manager is willing to undertake to render these services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Exclusive Management. Owner hereby engages Manager exclusively, to perform or cause to be performed the services described herein for the property legally described on Exhibit A attached hereto and made a part hereof (the “Premises”), upon the terms and conditions hereinafter set forth herein and Manager accepts such exclusive engagement.
2.
Term and Termination.
(a)
Term. The term of this Agreement shall begin on [__________] [__], 20[__] and end on December 31, 20[__] (the “Initial Term”). Unless terminated as provided in Section 2(b) below, the term shall thereafter automatically renew for successive one-year periods (each, a “Renewal Term”), with the first such one-year renewal period commencing on January 1, 20[__], and ending on December 31, 20[__].
(b)
Termination. This Agreement shall automatically terminate upon the termination of that certain Amended and Restated Master Management Agreement, dated [_________], 2024, as the same may be further amended (the “Master Agreement”), by and between Manager and Inland Real Estate Income Trust, Inc. (“Parent Company”). In addition, this Agreement may be terminated prior to the expiration of the Initial Term or the then current Renewal Term, as follows:
.1
Either party hereto may terminate this Agreement, effective upon the expiration of the Initial Term or the current Renewal Term, as applicable, if the terminating party gives written notice of its election to terminate this Agreement to the other party not less than sixty (60) days prior to the expiration of the Initial Term or the current Renewal Term as the case may be.

135699.3

.2
Manager shall have the right to terminate this Agreement upon sixty (60) days written notice to Owner in the event that the Premises is no longer generating Gross Income (as hereinafter defined).
.3
This Agreement may be terminated by the Owner immediately upon written notice of termination from the Owner to Manager if any of the following events occur:
.A
Manager violates any provision of this Agreement and fails to cure such violation on or before thirty (30) days after receipt of written notice of such violation from Owner;
.B
a court of competent jurisdiction enters a decree or order for relief in respect of Manager in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Manager or for any substantial part of its property or orders the winding up or liquidation of Manager’s affairs; or
.C
Manager commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Manager or for any substantial part of its property, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts, as they become due;

provided, that Manager agrees that if any of the events specified in subsections (B) and (C) of Section 3(b)(iii) occur, it will give written notice thereof to Owner within seven (7) days after the occurrence of any such event.

3.
Manager Duties. Owner hereby gives Manager the exclusive authority and power, as agent for Owner, to provide the services listed in this Section 3 and elsewhere in this Agreement and Owner agrees to reimburse Manager and its affiliates for all expenses paid or incurred in connection therewith. For the avoidance of doubt, unless otherwise stated in this Agreement that such expenses are to be borne by Manager, all expenses related to the duties performed or caused to be performed by Manager herein with respect to the Premises shall be the responsibility of the Owner and reimbursed to Manager upon billing therefor if initially paid for by Manager. Manager shall be entitled at all times to manage the Premises in accordance with Manager’s standard operating policies and procedures all in accordance with the budget approved by Owner, except to the extent that any specific provisions contained herein are to the contrary, in which case Manager shall manage the Premises consistent with such specific provisions of this Agreement.
(a)
Collection of Gross Income.
i.
Manager shall collect all rents and assessments and other monies due Owner related to the Premises (all such items being referred to herein as “Gross Income”) accounting for the same. Manager shall give Owner receipts therefor and deposit all such Gross Income collected hereunder in Manager’s custodial account established for the Premises using Owner-approved software which Manager will

135699.3

open and maintain, in a state or national bank of Manager’s choice and whose deposits are insured by the Federal Deposit Insurance Corporation to the maximum extent available, exclusively for the Premises and any other properties owned by Owner (or any entity that is owned or controlled by Parent Company) and managed by Manager. Unless otherwise required by Owner, Manager shall be permitted to comingle the funds in such custodial account with funds attributable to any other properties owned by Owner or entities owned or controlled by Parent Company and managed by Manager. Owner agrees that Manager shall be authorized to maintain a reasonable minimum balance (to be determined jointly from time to time) in the custodial account. Manager may endorse any and all checks received in connection with the operation of the Premises and drawn to the order of Owner, and Owner upon request, shall furnish Manager’s depository with an appropriate authorization for Manager to make the endorsement.
ii.
When applicable, Manager shall collect and bill for security deposits or assessments and other items, including but not limited to calculating, preparing and mailing all invoices for tenant payments for real estate taxes, property liability and other insurance, damages and repairs, common area maintenance, tax reduction fees and all other tenant reimbursements, administrative charges, proceeds of rental interruption insurance, parking fees, income from coin operated machines and other miscellaneous income as stipulated in the leases. At the request of Owner, Manager will administer, and create, if necessary, a bill-back program for tenant utility consumption unless prohibited by local law.
(b)
Payment of Expenses. From the custodial account described above, Manager shall pay all expenses of Owner with respect to the Premises from the Gross Income collected in accordance with Section 3(a)(i) hereof. In the event that expenses paid pursuant to this Section 3(b) exceed Gross Income for any monthly period, Manager shall notify Owner of same. Owner shall pay the excess amount immediately upon request from Manager. Nothing herein contained shall obligate Manager to advance its own funds on behalf of Owner.
(c)
Annual Budgets. Manager shall prepare an annualized budget for the operation of the Premises and submit the same to Owner for approval (the “Annualized Budget”). Manager will use its commercially reasonable efforts to operate the Premises pursuant to the Annualized Budget; provided, however, Manager shall have no liability to Owner for failure to meet such Annualized Budget. The Annualized Budget shall include a comparison back to the original underwriting performed at the time of Owner’s acquisition of the Premises and prior year performance. The first Annualized Budget has been prepared and approved for the year commencing [__________], [__] 20[__] and ending on December 31, 20[__]. Notwithstanding the period covered by the first Annualized Budget, all subsequent Annualized Budgets shall cover the period from January 1st of each year through December 31st of the same year. The proposed Annualized Budget for each calendar year shall be submitted by Manager to Owner by December 1st of the year preceding the year for which it applies, and Owner shall notify Manager within fifteen (15) days of receipt of such Annualized Budget as to whether Owner has or has not approved the proposed Annualized Budget. If Owner does not

135699.3

approve the proposed Annualized Budget, Owner shall notify Manager of the specifics of such disapproval within such fifteen (15) day period and Manager shall make the necessary amendments to the Annualized Budget. During the time Manager is preparing these amendments, Manager will continue to operate the Premises according to the last approved Annualized Budget. Owner’s approval of the Annualized Budget shall constitute approval for Manager to expend sums for all budgeted expenditures, without the necessity to obtain additional approval of Owner under any other expenditure limitations as set forth elsewhere in this Agreement.
(d)
Non-Budgeted Expenses over $25,000. Manager shall secure the approval of, and execution of appropriate agreements by, Owner for any non-budgeted and non-emergency/contingency capital items, alterations or other expenditures in excess of Twenty-Five Thousand Dollars ($25,000.00) for any one item, securing for each item at least three (3) written bids, if practicable, or providing evidence satisfactory to Owner that the agreed amount is lower than industry standard pricing, from responsible contractors. Manager shall have the right from time to time during the term hereof, to contract with and make purchases from entities or affiliates of such entities providing services to the Parent Company and third party agents; provided that contract rates and prices are competitive with other available sources. Manager, at any time, and from time to time, may request and receive the prior written authorization of Owner for any one or more purchases or other expenditures, notwithstanding that Manager may otherwise be authorized hereunder to make such purchases or expenditures.
(e)
Third-Party Agreements. Owner hereby appoints Manager as Owner’s authorized agent for the purpose of executing, as agent for Owner, any agreements with third-parties necessary for operation of the Premises. For example, and not in limitation of the foregoing, Manager shall negotiate and enter into contracts for services and items in the Annualized Budget relating to the Premises.
(f)
Manager Employees. Manager shall hire, supervise, discharge and pay salary and benefit expenses for all employees of Manager or Manager’s sole member, as Manager determines necessary to perform Manager’s duties described in this Agreement including, but not limited to managers, operations managers, senior managers, assistant managers, leasing consultants, engineers, janitors and maintenance supervisors. All expenses of such employment, including but not limited to, wages, salaries, insurance, benefits, employment related taxes, overhead and other governmental charges, shall be deemed operational expenses of the Premises and Owner shall reimburse Manager for such expenses which may be charged to Owner on a per square foot or per unit basis, as applicable. Notwithstanding the foregoing, salaries and benefits of Manager’s employees who also serve as the one of the Parent Company’s executive officers or as an executive officer of the Manager shall not be reimbursed by the Owner. The number and classification of employees serving the Premises shall be as determined by Manager to be appropriate for the proper operation of the Premises; provided that Owner may request changes in the number or classification of employees, and Manager shall make all requested changes unless in its judgment the resulting level of operation or maintenance of the Premises will be inadequate. [Manager shall honor any collective bargaining contract covering employment at the Premises which is in effect upon the date of execution of this

135699.3

Agreement; provided that Manager shall not assume or otherwise become a party to any collective bargaining contract for any purpose whatsoever and all personnel subject to a collective bargaining contract shall be considered the employees of the Owner and not Manager (delete bracketed text if not applicable to Premises)].
(g)
Insured Losses.
i.
Manager shall be responsible for taking all steps necessary to file any claim for insured losses or damages; provided that Manager will not make any adjustments or settlements in excess of $50,000.00 without Owner’s prior written consent.
ii.
Manager shall coordinate with the appropriate insurance company or companies, if applicable, to process claims.
iii.
Manager shall administer compliance of insurance provisions of tenant leases for all vendors and commercial tenants, including confirming insurance requirements for any special events at the Premises and obtaining certificates of insurance.
iv.
At the request of Owner, Manager shall assist Owner’s insurance consultants with any necessary insurance matters.
v.
Manager shall attend Owner’s meetings regarding loss control and claims.
(h)
Monthly Remittance. Manager shall remit to Owner the excess of Gross Income over expenses paid pursuant to Section 3(b) hereof (“Net Proceeds”) for each month as directed by Owner at the address as stated in Section 7 hereof.
(i)
Reporting. Upon the request of Owner, Manager shall render reports for the Premises. Such reports may include specific and detailed line item information for budget comparison, expense detail, payables and receivables information, leasing progress, marketing information, peer comparison, capital plans and all other measurements of the key performance indications of the Premises.
(j)
Litigation. Manager shall institute and prosecute actions to evict tenants and to recover possession of the Premises or portions thereof, and in the name of Owner to sue for and recover rent and other sums due; and to settle, compromise and release such actions or suits, or reinstate such tenancies; provided, however, if the tenancy subject to such proceedings is of a term greater than thirty-six (36) months, Manager shall obtain Owner’s consent prior to instituting any such proceedings. Manager and Owner shall concur on the selection of the attorney to handle any such litigation.
(k)
Replacements and Repairs. Pursuant to the Annualized Budget and at Owner’s cost, and when required, Manager shall make or cause to be made all ordinary repairs and replacements necessary to preserve the Premises in its present condition, in all material respects, and for the operating efficiency thereof. Manager shall also perform all

135699.3

alterations required to comply with any lease requirements, work with municipalities to comply with any code or lender requirements, attend lender inspections and assist with the lender reserve requirement processes.
(l)
Leasing Services.
i.
Manager shall perform leasing services for the Premises, including, but not limited to, hiring all third-party brokers, negotiating contracts with such brokers, tracking leasing progress on all assets and determining when to terminate and replace third-party brokers. Commissions paid to third-party brokers shall be an expense of the Premises and charged to Owner.
ii.
Manager shall establish a leasing committee comprised of Manager employees to oversee the leasing services rendered to Owner under this Agreement (the “Leasing Committee”). The Leasing Committee shall hold monthly meetings to which Owner may attend (the “Leasing Committee Meetings”).
iii.
Manager shall monitor current market conditions, meet with tenants, brokers and future prospects and visit competitive properties in the surrounding area. Manager shall report findings at the Leasing Committee Meetings.
iv.
From time to time, Manager shall attend conferences related to the asset class of the Premises, including, but not limited to, ICSC, BOMA, NAREIT, NAA, NMHC and NAIOP, as applicable. If requested by Owner, Manager shall appropriately staff booths for Owner at such conferences to represent Owner’s interests and coordinate all necessary marketing materials and events to maximize Owner’s exposure at such conferences.
v.
Manager shall negotiate all letters of intent for new leases (when applicable) and administer existing leases, including, but not limited to, processing assignments, renewal agreements, lease amendments and terminations.
vi.
Manager shall evaluate leasing activity of Premises and identify potential re-developments or re-configurations, including, but not limited to, a discussion of all proposals that have been sent, targeted tenants, interested and uninterested party discussions with the Leasing Committee.
vii.
Manager shall track all leasing calls and inquiries.
viii.
Manager shall prepare and maintain leasing reports as required by Owner which shall track performance of leasing activity.
ix.
Manager shall review tenant credit reports for new tenants and assignments and subleases. When applicable, such review may include, but not be limited to, preparing full financial packages of review of both corporate and individual financial investigations, net worth analysis, net present value calculations and any other financial measures requested by the Owner. Manager shall be entitled to charge tenant for credit check fees and lease assignment and

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sublet fees (if provided by applicable lease) and shall not be required to remit such fees to Owner but may retain such fees.
x.
If a proposed new lease for the Premises is outside the parameters set by the Annualized Budget, Manager shall complete analysis of credit and financials of the tenant under such proposed lease for the Leasing Committee’s review and approval at the Leasing Committee Meeting.
xi.
If the Premises is a retail property, Manager shall review leases on an on-going basis for relocation clauses, co-tenancy clauses, exclusives and building restrictions to determine and avoid any conflicts. Manager shall also monitor tenant progress to make recommendations to Leasing Committee on renewal of tenants and proper tenant mix. Additionally, Manager shall perform an on-going market review to determine market rates for leasing at Premises and make recommendations to Owner for changes in budgeted lease rates.
xii.
With respect to replacing tenants, Manager shall provide consultation to Owner regarding tenant mix (if the Premises has more than one tenant), market analysis, comparison information and site visits for leasing potential.
xiii.
If the Premises is a retail property, Manager shall schedule and attend meetings on a regular basis with all major retailers for portfolio review and additional leasing opportunities. In preparation for such meetings, Manager shall perform a full analysis of tenant performance on a site by site basis for sales, profitability, expansions, space modifications and tenant merchandising assistance.
(m)
Construction Management.
i.
Manager shall oversee capital expenditure execution and projection.
ii.
Manager shall oversee construction management of all new tenant build-outs and provide assistance with out-parcel development.
iii.
Manager shall review and approve architectural plans for space and signage on the Premises.
iv.
Manager shall monitor the environmental needs of the Premises including, but not limited to, the administration of operation and maintenance programs. If applicable, Manager shall supervise any remediation projects.
(n)
Operations.
i.
As requested by Owner and if available for the Premises, Manager shall obtain and administer bulk purchasing and cost efficiency programs for utilities.

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ii.
Manager shall create preventative maintenance programs for the Premises and oversee crisis management for flood, fire, and hurricanes, etc.
(o)
Marketing.
i.
At the request of Owner, Manager shall create a marketing program for the Premises, including, but not limited to, preparing and maintaining a website, social media and mobile phone apps.
ii.
If the Premises is a retail property, at the request of Owner, Manager shall:
A.
Devote specialty leasing staff to Premises to generate additional revenue through seasonal, temporary and kiosk leasing and finding and development of incubator tenants.
B.
Organize events for charity programs as well as community events to increase traffic and sales.
C.
Sponsor program and gift cards for the Premises where it is necessary to improve sales and revenue for the Premises.
D.
Advertise the Premises including, but not limited to, printing and sending coupons and mailers for the Premises.
E.
Organize tenant training through merchant or association meetings.
iii.
If the Premises is a multi-family property, at the request of Owner, Manager shall:
A.
Advertise the Premises, including, but not limited to advertising through signage, on websites, in local newspapers and rental guides, and with area referral services.
B.
Establish a marketing committee comprised of Manager employees (the “Marketing Committee”) who will meet monthly to discuss marketing strategy and implement such strategy.
C.
Prepare weekly status reports that will summarize the rental activity of the Premises for the previous week.
(p)
Real Estate Consultative Services.
i.
Upon request of Owner, Manager shall explore strategic alternatives for the Premises. In addition, Manager shall use a budget and forecasting tool, e.g., Cougar software or ARGUS, to assist in continuous review of Premises performance.
ii.
Manager shall attend committee meetings at the request of Owner.

135699.3

iii.
Manager shall provide oversight and management for the disposition of the Premises if requested by Owner.
iv.
At the request of Owner, Manager shall perform additional tasks such as evaluating best use; taking calls for offers to purchase the Premises, determining potential out-parcel development, and reviewing additional GLA capabilities.
v.
Manager shall assist Owner in analyzing the Premises for potential asset impairment issues.
vi.
If applicable, Manager shall work with Owner on CAM payment best-practice compliance and review of business intelligence and information management systems.
(q)
Electronic Document Management. Manager shall organize all documents related to the Premises, including, but not limited to leases, contracts, invoices checks and receipts, in an electronic format with constant real time information for Owner’s access.
(r)
Internal Controls/Sarbanes-Oxley Compliance. If requested by Owner, Manager shall:
i.
Dedicate staff to monitor and review all incoming invoices, leases, and other control points and procedures according to Owner’s internal control matrix (the “Internal Control Matrix”) as updated from time to time by Owner.
ii.
Attend bi-weekly meetings with Owner to review Internal Control Matrix.
iii.
Coordinate audits of leases.
iv.
Travel to satellite offices to insure internal control compliance and perform random spot checking.
v.
Adhere to all policies stated in Internal Control Matrix.
(s)
Tenant Credit Monitoring. Where applicable, Manager shall:
i.
Continuously monitor retailers of the Premises that are distressed, weak, or bankrupt and calculate Z-scores and Frisk scores for all distressed tenants (which evaluate a publicly-traded company’s credit and anticipates bankruptcy).
ii.
Monitor gross sales of retail tenants.
iii.
Perform tenant surveys to foster tenant retention and identify problems.

135699.3

iv.
Dedicate staff to pursue difficult collection accounts, monitor bankruptcies and resolve material disputes.
(t)
Master Leases and Earnouts. If the Premises is subject to a so-called Master Lease or Earnout arrangement, Manager shall dedicate a staff member to monitor and invoice all of the Master Leases. Such staff member shall resolve issues concerning monthly billings, track new tenant move-in dates and authorize release and close-out of Master Lease escrows. In addition, Manager shall reconcile all Master Lease accounts on a monthly basis. Manager shall also coordinate and assist Owner with Earnouts.
(u)
Post-Closing and New Building/Tenant Set-Up Duties. Manager shall coordinate any existing post-closing items including, but not limited to, the transfer of all utilities from the previous owner of the Premises, CAM reconciliations and prorations, if applicable, and bringing tenants into Owner’s software system. In addition, Manager shall send tenants welcoming letters which include, the direction to pay all future rents to Manager, wiring instructions, a form W-9, notification from the previous owner about the sale, a letter of introduction to property management and lease assignment and related documents, as requested.
4.
SubManager. Notwithstanding anything to the contrary contained in this Agreement, Owner acknowledges and agrees that any of the duties of Manager as contained herein may be delegated by Manager and performed by an affiliate of Manager or third-party agent (a “SubManager”) with whom Manager contracts in writing for the purpose of performing such duties. Owner specifically grants Manager the authority to enter into management agreements with any SubManager; provided that Owner shall have no liability or responsibility to any SubManager for the payment of the SubManager’s fee or for reimbursement to the SubManager of its expenses or to indemnify the SubManager in any manner for any matter; and provided further that Manager shall require such Sub-Manager, in the written agreement setting forth the duties and obligations of such SubManager, to indemnify Owner for all loss, liability, damage or claims incurred by Owner as a result of the delegation of duties by Manager to SubManager. Owner further acknowledges and agrees that Manager may assign this Agreement and all of Manager’s rights and obligations hereunder, to another management entity that is then managing other property for Owner or the Parent Company (“Successor Manager”). Owner specifically grants Manager the authority to make such an assignment of this Agreement to a Successor Manager.
5.
Indemnification. Under the Master Agreement, the Parent Company has agreed to indemnify the Manager and its officers, directors, members, managers, employees and agents in certain instances and against certain liabilities, including for any losses arising from this Agreement, as set forth in the Master Agreement.
6.
Management Fees. For the services other than those described in Section 3(l) (Leasing Services) and Section 3(m) (Construction Management), Owner agrees to pay Manager, monthly, a management fee hereunder for the services provided by Manager hereunder performed, directly or through its affiliates, agents or Sub-Managers, in an amount equal to [up to: One and nine-tenths percent (1.9%) for single tenant properties; three and nine-tenths percent (3.9%) for multi-tenant properties – unless otherwise approved by Parent Company’s Board of Directors including a majority of Parent Company’s independent directors ] of the Gross Income for the

135699.3

month in which the management fee is paid (the “Management Fee”), which shall be deducted monthly by Manager and retained by Manager from Gross Income prior to payment to Owner of Net Proceeds; provided, however, Owner shall authorize the payment and amount of the monthly fee to Manager prior to the remittance of Net Proceeds to Owner. Owner agrees to pay additional fees for services rendered under 3(l)(Leasing Services) and 3(m)(Construction Management), such additional fees are hereinafter referred to as the “Leasing Services Fees” and the “Construction Management Fees”. The Leasing Services Fees and the Construction Management Fees shall be based upon prevailing market rates applicable to the geographic market of the Premises. Manager shall charge Construction Services Fees only on projects having a total project cost in excess of ten thousand dollars ($10,000). The Construction Management Fees shall be calculated on the total project cost as budgeted by Owner and Manager and the start of such construction project. Owner acknowledges and agrees that Manager may pay or assign all or any portion of its Management Fee to a SubManager as described in Section 4 hereof.
7.
Intentionally Omitted.
8.
No Structural Alterations. Owner expressly withholds from Manager any power or authority to make any structural changes to any building on the Premises or to make any other major alterations or additions in or to any such building or equipment therein. Without the prior written direction from Owner, Manager shall not incur any expense chargeable to Owner, other than expenses its duties under this Agreement, except in the event where Manager makes all emergency repairs as may be required to ensure the safety of persons or property which are immediately necessary for the preservation and safety of the Premises or the safety of the tenants and occupants thereof or are required to avoid the suspension of any necessary services to the Premises.
9.
Notice of Non-Compliance with Laws. Manager shall be responsible for notifying Owner in the event Manager receives a material written notice that any building on the Premises or any equipment therein does not comply with the requirements of any constitutional provision, statute, ordinance, law or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover (collectively, “Governmental Requirements”). Manager shall promptly forward to Owner any material written complaints, warnings, notices or summonses received by the Manager relating to these matters. Owner represents to Manager that to the best of Owner’s knowledge the Premises, the structures thereon and all equipment servicing the Premises and structures thereon are in current compliance with all Governmental Requirements. In connection with any inquiry by any public authority or official, Manager is authorized to disclose name and address of the Owner. In the event it is alleged or charged that any building on the Premises or any equipment therein or any act or failure to act by Owner with respect to the Premises or the sale, rental, or other disposition thereof fails to comply with, or is in violation of any Governmental Requirements, and the Manager, in its sole and absolute discretion, considers that the action or position of Owner with respect thereto may result in damages, fines, prosecutions or other liabilities to the Manager, Manager shall have the right to terminate this Agreement at any time by written notice to Owner of its election to do so, which termination shall be effective upon delivery of the notice to Owner. Manager’s termination of this Agreement pursuant to this Section 9 shall not release the indemnities of Owner set forth in this Agreement and shall not terminate any liability or obligation of Owner to Manager for any payment, reimbursement, or other sum of money then due and

135699.3

payable to the Manager hereunder, which shall be paid by Owner to Manager forthwith or by Manager’s deduction thereof from Gross Proceeds.
10.
Payment of Fees and Actions upon Termination.
(a)
The Manager shall not be entitled to compensation after the date of termination of this Agreement for further services hereunder but shall be paid all compensation accruing to the date of termination. In connection with the termination of this Agreement, the Manager shall, no later than one Business Day prior to the date of termination:
i.
pay over to Owner all monies collected and held for the account of Owner pursuant to this Agreement, after deducting any accrued compensation and reimbursement for expenses to which the Manager is entitled;
ii.
deliver to Owner a full accounting, including a statement showing all payments collected by the Manager and a statement of all money held by the Manager, covering the period following the date of the last accounting furnished to Owner;
iii.
deliver to Owner all property and documents of Owner or Parent Company then in the custody of the Manager; and
iv.
cooperate with Owner and take all reasonable steps requested by Owner to assist it in making an orderly transition of the functions performed by the Manager.
(b)
Upon termination, Owner shall specifically assume in writing all obligations under any third-party agreements entered into by Manager pursuant to Section 3(e) on behalf of Owner.
11.
Survival. All provisions of this Agreement that require Owner or Parent Company to have insured, or to protect, defend, save, hold and indemnify Indemnified Parties or to compensate or reimburse Manager shall survive any expiration or termination of this Agreement and if Manager is or becomes involved in any claim, proceeding or litigation by reason of having been Manager of Owner, such provisions shall apply as if this Agreement were still in effect.
12.
Insurance. Owner agrees that Manager shall be listed as an additional insured on all insurance policies related to the Premises. Owner hereby authorizes Manager to take all steps necessary to cause Manager to be named as an additional insured including, but not limited to, obtaining evidence of such additional insured status from Inland Insurance and Risk Management Services, Inc.
13.
Notices. All notices, requests or demands to be given under this Agreement from one party to the other (collectively, “Notices” and individually a “Notice”) shall be in writing and shall be given by personal delivery, or by overnight courier service for next Business Day delivery at the other party’s address set forth below, or by telecopy transmission at the other party’s facsimile telephone number set forth below. Notices given by personal delivery (i.e., by the

135699.3

sending party or a messenger) shall be deemed given on the date of delivery. Notices given by overnight courier service shall be deemed given upon deposit with the overnight courier service and Notices given by telecopy transmission shall be deemed given on the date of transmission provided such transmission is completed by 5:00 p.m. (sending party’s local time) on a Business Day, otherwise such delivery shall be deemed to occur on the next succeeding Business Day. If any party’s address is a business, receipt, or the refusal to accept delivery, by a receptionist or by any person in the employ of such party, shall be deemed actual receipt by the party of Notices. The term, Business Day, means any day other than Saturday, Sunday or any other day on which national banks are required or are authorized to be closed in Chicago, Illinois. Notices may be issued by an attorney for a party and in such case such Notices shall be deemed given by such party. The parties’ addresses are as follows:

If to Owner, to:	Inland Real Estate Income Trust, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Mr. Mark Zalatoris, President Telephone: (630) 218-8000 Facsimile: (630) 368-2218

With a copy to:	IREIT Business Manager & Advisor, Inc. 2901 Butterfield Road Oak Brook, IL 60523 Attention: Ms. Cathleen M. Hrtanek Telephone: (630) 218-8000 Facsimile: (630) 218-4955

If to Manager, to:	Inland Commercial Real Estate Services LLC 2901 Butterfield Road Oak Brook, IL 60523 Attention: Niall J. Byrne Telephone: (630) 218-8000 Facsimile: (630) 368-2218

A party’s address for Notice may be changed from time to time by notice given to the other party in the manner herein provided for giving Notice. Copies of Notices are for informational purposes only, and a failure to give or receive copies of any Notice shall not be deemed a failure to give notice and shall in no way adversely affect the effectiveness of such Notice given to the addressee party.

14.
Miscellaneous.
g.
Nothing contained herein shall be construed as creating any rights in persons or entities who are not the parties to this Agreement. Manager and Owner shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manager to Owner under this Agreement is that of an independent contractor.

135699.3

h.
If any provisions of this Agreement, or the application of any such provisions to parties hereto, shall be held by a court of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall nevertheless be valid, enforceable and shall remain in full force and effect, and shall not be affected, impaired or invalidated in any manner. This Agreement, its validity, performance and enforcement shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to conflicts of law principles.
i.
This Agreement shall be binding upon the successors and assigns of Manager and the successors and assigns of Owner and the successors and assigns of Parent Company if and only if the Parent Company is the parent company of the successor or assign of Owner. This Agreement and the Master Agreement contains the entire Agreement of the parties relating to the subject matter hereof, and there are no understandings, representations or undertakings by either party except as herein contained. This Agreement may be modified solely by a written agreement executed by both parties hereto.
j.
If any party hereto defaults under the terms or conditions of this Agreement, the defaulting party shall pay the non-defaulting party’s court costs and reasonable attorneys’ fees incurred in the enforcement of any provision of this Agreement.
k.
Either party’s failure to exercise any right under this Agreement shall neither constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by that party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.
l.
All exhibits attached to this Agreement are hereby incorporated by reference.

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135699.3

WHEREFORE, the undersigned have executed this Agreement by their duly authorized officers or representatives as of the date first above written.

MANAGER:	OWNER:

Inland Commercial Real Estate Services LLC, a Delaware limited liability company	[Single Member LLC]

By:	By:
Name:	Name:
Its:	Its:

Exhibit A

Legal Description

See attached.